EXHITIBT 3.1

AMENDED AND RESTATED BYLAWS
OF
AEROCENTURY CORP.
(a Delaware corporation)

as amended and restated on November 22, 2016

ARTICLE I
STOCKHOLDERS

1. CERTIFICATES REPRESENTING STOCK.  Certificates representing stock in the corporation shall be signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation.  Any or all the signatures on any such certificate may be a facsimile.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set froth thereon the statement prescribed by the General Corporation Law.  Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of the lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

2. UNCERTIFICATED SHARES. Subject to any conditions imposed by the General Corporation Law, the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the corporation shall be uncertificated shares.  Within a reasonable time after the issuance or transfer of any uncertificated shares, the corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law.

3. FRACTIONAL SHARE INTERESTS.  The corporation may, but shall not be required to, issue fractions of a share.  If the corporation does not issue fractions of a share, if shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share.  A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation.  The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

4. STOCK TRANSFERS.  Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and, in the case of share represented by certificates, on surrender of the certificated or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

5. RECORD DATE FOR STOCKHOLDERS.  In order that the corporation may determine the stockholders entitled to notice or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders or record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.  In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

6. MEANING OF CERTAIN TERMS.  As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, there term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of notwithstanding that the certificate or incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the certificate of incorporation, except as any provision of law may otherwise require.

7. STOCKHOLDER MEETINGS.

7.1 TIME.  The annual meeting shall be held on the date at the time fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting.  A special meeting shall be held on the date and at the time fixed by the directors.

7.2 PLACE.  Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix.  Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the corporation in the State of Delaware.

7.3 CALL.  Annual meetings and special meetings, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the directors or by any officers instructed by the directors to call the meeting.  The stockholders of the corporation shall not be vested with the power to call a special meeting of the stockholders.

7.4 NOTICE OR WAIVER OF NOTICE.  Written notice of all meetings shall be given, stating the place, date and hours of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the corporation may be examined.  The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting (in each case solely as and to the extent provided in this Article I, Section 7.11 below), and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes.  The notice of a special meeting shall in all instances state the purposes or purposes for which the meeting is called.   Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the corporation.  Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States Mail.  If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting.  Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein.  Attendance of a stockholder at a meeting of stockholders shall constitute a waive of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

7.5 STOCKHOLDER LIST.  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.

7.6 CONDUCT OF MEETING.  Meetings of the stockholders shall be presided over by one of the following officers (which presiding officer shall be the chairman of the meeting) in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders.  The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

7.7 PROXY REPRESENTATION.  Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting.  Every proxy must be signed by the stockholder or by his attorney-in-fact.  No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

7.8 INSPECTORS.  The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof.  If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat.  Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of his ability.  The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by him or them and execute a certificate of any fact found by him or them.  Except as otherwise required by subsection (e) of Section 231 of the General Corporation Law, the provisions of that Section shall not apply to the corporation.

7.9 QUORUM.  The holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business.  The stockholders present may adjourn the meeting despite the absence of a quorum.

7.10 VOTING.  Each share of stock shall entitle the holder thereof to one vote. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.  Any other action shall be authorized by a majority of at the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the certificate of incorporation and these Bylaws.  In the election of directors, and for any other action, voting need not be by ballot.

7.11 STOCKHOLDER PROPOSALS AT ANNUAL MEETINGS.

At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or committee thereof), or (iii) otherwise properly brought before the meeting by a stockholder entitled to vote on such business at such meeting who (a) was a stockholder of record of the corporation at the time of giving the notice provided for in this Article I, Section 7.11, at the record date for the determination of stockholders entitled to vote at the meeting and at the time of the meeting and (b) timely complies with all requirements of this Article I, Section 7.11. The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business (other than business included in the corporation's proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) at an annual meeting of stockholders. In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these Bylaws and applicable law.  Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Article II, Section 4, and this Article I, Section 7.11 shall not be applicable to nominations.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must set forth all information required under this Article I, Section 7.11, and must be delivered to the Secretary at the corporation's principal executive offices not later than the close of business on the 90th day, and not earlier than the close of business on the 120th day, prior to the first anniversary of the date on which the corporation first mailed its proxy materials (or, in the absence of proxy materials, its notice of meeting) for the previous year's annual meeting of stockholders; provided, however, if the corporation did not hold an annual meeting the previous year, or if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, then, to be timely, notice by the stockholder must be delivered to the Secretary at the corporation's principal executive offices not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder's notice as described above.

For a proposal to be properly brought before any annual meeting of stockholders by a stockholder, in addition to the other requirements of this Article I, Section 7.11, the stockholder's notice must set forth, as to each item of business the stockholder proposes to bring before the annual meeting, (i) a brief description of the business proposed and the reasons for conducting such business at the annual meeting, (ii) the text of the business proposed (including, without limitation, the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (iii) all other information relating to (x) the stockholder giving the notice, (y) any Stockholder Associated Person (as defined below) and (z) the business proposed, in each case, that would be required to be disclosed in a proxy statement or other filing required to be made by such stockholder and Stockholder Associated Person in connection with the solicitation of proxies by such stockholder and Stockholder Associated Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) and Regulation 14A under the Exchange Act, (iv) the name and record address of the stockholder giving the notice and each Stockholder Associated Person, (v) the class or series and number of shares of the corporation which are beneficially owned by the stockholder giving the notice and each Stockholder Associated Person, (vi) any material interest of the stockholder giving the notice and each Stockholder Associated Person in the business proposed, (vii) a description in reasonable detail of all agreements, arrangements and understandings (written or oral) with respect to the business proposed between or among the stockholder giving the notice, any Stockholder Associated Person and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D of the Exchange Act, (viii) a representation from the stockholder giving the notice whether he or any Stockholder Associated Person intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation's outstanding capital stock entitled to vote and required to approve the business proposed, (ix) a representation from the stockholder giving the notice, or such stockholder's qualified representative, whether he intends to appear in person at the meeting to propose the business specified in the notice and to vote all proxies solicited (if any); (x) as to the stockholder giving the notice and any Stockholder Associated Person or any member of such stockholder's immediate family sharing the same household, whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss or increase profit to or manage the risk or benefit of stock price changes for, or to increase or decrease the voting power of, such stockholder, such Stockholder Associated Person or such family member with respect to any share of stock of the corporation (each, a "Relevant Hedge Transaction"), and (xi) as to the stockholder giving the notice and any Stockholder Associated Person or any member of such stockholder's immediate family sharing the same household, to the extent not set forth pursuant to the immediately preceding clause (x), (a) whether and the extent to which such stockholder, Stockholder Associated Person or family member has direct or indirect beneficial ownership of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation (a "Derivative Instrument"), (b) any rights to dividends on the shares of the corporation owned beneficially by such stockholder, Stockholder Associated Person or family member that are separated or separable from the underlying shares of the corporation, (c) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, Stockholder Associated Person or family member is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (d) any performance-related fees (other than an asset-based fee) that such stockholder, Stockholder Associated Person or family member is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice.

For purposes of this Article I, Section 7.11 and Article II, Section 4, "Stockholder Associated Person" of any stockholder shall mean (i) any person controlling or controlled by, directly or indirectly, or acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

A stockholder providing notice of any business proposed to be conducted at an annual meeting shall update and supplement such notice, if necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to this Article I, Section 7.11 shall be true and correct in all respects, and each such update and supplement shall be received by the Secretary of the corporation not later than the earlier of (x) 5 days following any event, development or occurrence which would cause the information provided to be not true and correct in all respects, and (y) 10 days prior to the meeting at which such proposals contained therein are to be considered.

 Notwithstanding the foregoing provisions of this Article I, Section 7.11, unless otherwise required by law, if the stockholder providing the notice (or a qualified representative of the stockholder) does not appear at the annual meeting to present the business proposed, such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Article I, Section 7.11, to be considered a qualified representative of the stockholder providing the notice, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the annual meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual meeting.

The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article I, Section 7.11, and if he should so determine he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

The foregoing notice procedures set forth in this Article I, Section 7.11 shall not apply to a stockholder proposal submitted only pursuant to Rule 14a-8 under the Exchange Act or any successor provision.

ARTICLE II
DIRECTORS

1. FUNCTIONS AND DEFINITION.  The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors of the corporation.  The Board of Directors shall have the authority to fix the compensation of the members thereof.  The use of the phrase "whole board" herein refers to the total number of directors which the corporation would have if there were no vacancies.

2. QUALIFICATIONS AND NUMBER.  The total number of directors constituting the entire Board shall be not less than 5 nor more than 9, with the then authorized number of directors being fixed from time to time by the Board.  The number of the directors may be increased or decreased by action of the directors.

3. ELECTION AND TERM.  The first Board of Directors, unless the member thereof shall have been named in the certificate of incorporation, shall be elected by the incorporator and shall hold office until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.  Any director may resign at any time upon written notice to the corporation.  Thereafter, directors who are elected at an annual meeting of stockholders, and directors, who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.  Except as the General Corporation Law may otherwise require, in the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

The Board shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III.  Class I directors shall initially serve until the 1999 meeting of stockholders; Class II directors shall initially serve until the 2000 meeting of stockholders; and Class III directors shall initially serve until the 2001 meeting of stockholders.  Commencing with the annual meeting of stockholders in 1999, directors of each class of which shall then expire shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office.  In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible.  Newly created directorships resulting from any increase in the authorized number of directors any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board.  Any director so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until his successor shall be elected and qualified.  No decrease in the number of directors shall shorten the term of any incumbent director.

4. DIRECTOR NOMINATIONS.

In addition to any other applicable requirements, only persons who are nominated, and whose nominations are properly brought, in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders (i) pursuant to the corporation's notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) by or at the direction of the Board of Directors, or by any nominating committee or person appointed by the Board of Directors, or (iii) by any stockholder of the corporation entitled to vote for the election of directors at the meeting who (a) was a stockholder of record of the corporation at the time of giving the notice provided for in this Article II, Section 4, at the record date for the determination of stockholders entitled to vote at the meeting and at the time of the meeting and (b) timely complies with all requirements of this Article II, Section 4. The foregoing clause (iii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors. A stockholder who complies with the notice procedures set forth in this Article II, Section 4 and all other applicable requirements is permitted to present the nomination at the meeting of stockholders but is not entitled to have a nominee included in the corporation's proxy statement in the absence of an applicable rule of the U.S. Securities and Exchange Commission requiring the corporation to include a director nomination made by a stockholder in the corporation's proxy statement or information statement.

In addition to any other applicable requirements, for nominations to be properly brought before a meeting of stockholders pursuant to this Article II, Section 4, other than those made by or at the direction of the Board of Directors, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must set forth all information required under this Article II, Section 4, and must be delivered to the Secretary at the corporation's principal executive offices not later than the close of business on the 90th day, and not earlier than the close of business on the 120th day, prior to the first anniversary of the date on which the corporation first mailed its proxy materials (or, in the absence of proxy materials, its notice of meeting) for the previous year's annual meeting of stockholders; provided, however, if the corporation did not hold an annual meeting the previous year, or if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, then, to be timely, notice by the stockholder must be delivered to the Secretary at the corporation's principal executive offices not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder's notice as described above.

The stockholder's notice relating to director nomination(s) shall set forth:

(a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such proposed nominee, (ii) the principal occupation or employment of such proposed nominee, (iii) the class or series and number of shares of the corporation which are beneficially owned by such proposed nominee, and whether and the extent to which any Relevant Hedge Transaction has been entered into and whether and the extent to which any Derivative Instrument is directly or indirectly beneficially owned, (iv) a written statement by the proposed nominee acknowledging that as a director of the corporation the proposed nominee will owe fiduciary duties with respect to the corporation and its stockholders, (v) any other information relating to such proposed nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14(a) and Regulation 14A under the Exchange Act, and (vi) a description in reasonable detail of any direct or indirect compensation, payment, reimbursement, indemnification or other agreement, arrangement or understanding (in each case, whether written or oral) with any person or entity (other than the corporation) in connection with such proposed nominee's nomination, service or action as a director of the corporation, including without limitation any agreement, arrangement or understanding with any person or entity (other than the corporation) as to how such proposed nominee would vote or act on any issue or question as a director;

(b) as to the stockholder giving notice and any Stockholder Associated Person, (i) the name and record address of such stockholder and Stockholder Associated Person, and (ii) the class or series and number of shares of the corporation which are beneficially owned by such stockholder and Stockholder Associated Person; and

(c) as to the stockholder giving notice and any Stockholder Associated Person, (1) to the extent not set forth pursuant to the immediately preceding clause (b)(ii), whether and the extent to which any Relevant Hedge Transaction has been entered into, (2) whether and the extent to which any Derivative Instrument is directly or indirectly beneficially owned, (3) any rights to dividends on the shares of the corporation owned beneficially by such stockholder or Stockholder Associated Person that are separated or separable from the underlying shares of the corporation, (4) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (5) any performance-related fees (other than an asset-based fee) that such stockholder or Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder's immediate family sharing the same household, (6) all information that would be required to be disclosed by such stockholder or Stockholder Associated Person in a proxy statement or other filing required to be made by such stockholder or Stockholder Associated Person in connection with the solicitation of proxies by such stockholder or Stockholder Associated Person in support of the proposed nominee pursuant to Section 14(a) and Regulation 14A under the Exchange Act, (7) a representation from such stockholder whether he or any Stockholder Associated Person intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation's outstanding capital stock entitled to vote and required to elect the proposed nominee and (8) a representation from such stockholder, or such stockholder's qualified representative, whether he intends to appear in person at the meeting and to vote all proxies solicited (if any).

The corporation additionally may require the stockholder giving notice or any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation or that the corporation believes could be material to a reasonable stockholder's understanding of the independence, or lack of independence, of such nominee. The stockholder giving such notice shall indemnify the corporation in respect of any loss arising as a result of any false or misleading information or statement submitted by the nominating stockholder in connection with the nomination, as provided by Section 112(5) of the General Corporation Law. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Article II, Section 4. These provisions shall not apply to nomination of any persons entitled to be separately elected by holders of preferred stock.

A stockholder's notice relating to a proposed nominee shall also include an agreement executed by such proposed nominee, in a form deemed satisfactory by the Board of Directors or its designee, that provides that (x) such proposed nominee has read and agrees, if elected, to serve as a member of the Board of Directors and to comply with all the corporation's corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines and any other corporation policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement, and (y) such proposed nominee is not and will not become a party to any direct or indirect compensation, payment, reimbursement, indemnification or other agreement, arrangement or understanding (in each case, whether written or oral) with any person or entity (other than the corporation) in connection with his or her nomination, service or action as a director of the corporation, including without limitation any agreement, arrangement or understanding with any person or entity (other than the corporation) as to how such proposed nominee would vote or act on any issue or question as a director, in each case, that has not been disclosed to the corporation in the agreement.
A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to this Article II, Section 4 shall be true and correct in all respects, and each such update and supplement shall be received by the Secretary of the corporation not later than the earlier of (x) 5 days following any event, development or occurrence which would cause the information provided to be not true and correct in all respects, and (y) 10 days prior to the meeting at which such proposals contained therein are to be considered.
Notwithstanding the foregoing provisions of this Article II, Section 4, unless otherwise required by law, if the stockholder proposing a nominee for election to the Board of Directors (or a qualified representative of such stockholder) does not appear at the meeting of stockholders, such proposed nominee shall not stand for election, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Article II, Section 4, to be considered a qualified representative of the stockholder proposing a nominee, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of the stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at such meeting.
The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Article II, Section 4, and if he should so determine he shall so declare to the meeting and the defective nomination shall be disregarded.
5. MEETINGS OF DIRECTORS.

5.1 TIME.  Meetings shall be held at such time as the Board of Directors shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

5.2 PLACE.  Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

5.3 CALL.  No call shall be required for regular meetings of the Board for which the time and place have been fixed.  Special meetings of the Board may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, of the President, or of a majority of the directors in office.

5.4 NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER.  No notice shall be required for regular meetings of the Board for which the time and place have been fixed.  Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat.  Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein.  Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of, any regular or special meeting of the directors need by specified in any written waiver of notice.

5.5 QUORUM AND ACTION.  A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board.  A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place.  Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.  The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board of Directors or action of disinterested directors.

Any member or members of the Board of Directors' or of any committee designated by the Board' may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

5.6 CHAIRMAN OF THE MEETING.  The Chairman of the Board, if any and if present and acting, shall preside at all meetings of the Board.  Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

6. REMOVAL OF DIRECTORS.  Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, any director, or the entire Board of Directors may be removed from office at any time, with cause, but only by the affirmative vote of the holders of at least 66 2/3 percent of the voting power of the then outstanding shares, voting together as a single class.

7. COMMITTEES.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation with the exception of any authority the delegation of which is prohibited by Section 141 of the General Corporation Law, and may authorize the seal of the corporation to be affixed to all papers which may require it.

8. WRITTEN ACTION.  Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

ARTICLE III
OFFICERS

The officers of the corporation shall consist of a President (who, in the absence of an express appointment of a separate Chief Executive Officer, shall be the Chief Executive Officer), a Chief Operating Officer, a Secretary, a Treasurer (who, in the absence of an express appointment of a separate Chief Financial Officer, shall be the Chief Financial Officer), and if deemed necessary, expedient, or desirable by the Board of Directors, a Chairman of the Board, a Vice-Chairman of the Board, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate.  Except as may otherwise be provided in the resolution of the Board of Directors choosing him, no officer other than the Chairman or Vice-Chairman of the Board, if any, need be a director.  Any number of offices may be held by the same person, as the directors may determine.

Unless otherwise provided in the resolution choosing him or her, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor shall have been chosen and qualified.

All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in the resolutions of the Board of Directors designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith.  The Secretary or an Assistant Secretary of the corporation shall record all of the proceedings of all meetings and actions in authority and perform such additional duties as the Board of Directors shall assign him.  Any officer may be removed, with or without cause, by the Board of Directors.  Any vacancy in any office may be filled by the Board of Directors.

ARTICLE IV
CORPORATE SEAL

The corporate seal shall be in such form as the Board of Directors shall prescribe.

ARTICLE VI
CONTROL OVER BYLAWS

The Bylaws may be amended, altered, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given no less than twenty-four hours prior to the meeting; provided, however, that, notwithstanding any other provisions of these Bylaws or any provisions of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the stock required by law, the Certificate of Incorporation or these Bylaws, the affirmative vote of the holders of at lease 66 2/3 percent of the voting power of the then shares, voting together as a single class, shall be required in order for stockholders to adopt, alter, amend or repeal any bylaw.

ARTICLE VII
INDEMNIFICATION

The corporation shall, to the fullest extent permitted by Delaware law, as in effect from time to time, indemnify any persons against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the corporation or, while serving as a director or officer of the corporation, he is or was serving at the request of the corporation as a director, officer, partner or trustee of, or in any similar managerial or fiduciary position of, or as an employee or agent of, another corporation, partnership, joint venture, trust, association or other entity.  Expenses (including attorneys' fees) incurred in defending an action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding to the full extent and under the circumstances permitted by Delaware law.  The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the corporation against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the corporation would have the power to indemnify against such liability under the provisions of this Article VII.  The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under this Bylaw, the Amended and Restated Certificate of Incorporation, agreement, vote of stockholders or disinterested directors, statute or otherwise and shall insure to the benefit of their heirs, executors, and administrators.  The provisions of this Article VII shall not be deemed to preclude the corporation from indemnifying other persons from similar or other expense and liabilities as the Board of Directors or the stockholder may determine in a specific instance or by resolution of general applications.

I HEREBY CERTIFY that the foregoing is a full, true and correct copy of the Bylaws of AeroCentury Corp., a Delaware corporation, as in effect on the date hereof.

Dated: __________________

____________________________
Assistant Secretary of
AeroCentury Corp.